Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this amendment No. 5 to the Registration Statement on Form S-4 of our report dated July 10, 2023 (except for the effects on the financial statements of the restatement described in Note 2, as to which the date is February 12, 2024), relating to the financial statements of Trump Media & Technology Group Corp. for the years ended December 31, 2022 and 2021, and to all references to our firm included in this registration statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

February 14, 2024